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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 2-87754; 33-20027; 33-28609; 33-45453; 33-48239; 33-55814; 33-61441; 33-61445; 333-08721; 333-45307;
333-59841; 333-61163; 333-66891; 333-86863; 333-86869; 333-53102; 333-53104 and
333-72904) and on Form S-3 (File Nos. 333-00151; 333-33298; 333-34674; 333-67602
and 333-68922) of Legg Mason, Inc. of our report dated May 3, 2002 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated May 3, 2002 relating to the financial statement schedule, which appears in this Form 10-K

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCooopers LLP
Baltimore, Maryland
June 27, 2002